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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
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                                   FORM 8-K

                                  (Mark One)

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):     September 26, 2001
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                                TELEMONDE, INC.
            (Exact name of registrant as specified in its charter)
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

           Delaware                      000-28113                62-1795931
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(State or Other Jurisdiction of          (Commission           (I.R.S. Employer
Incorporation or Organization)          File Number)        Identification Number)

230 Park Avenue, 10th Floor, New York, New York                       10169
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    (Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (646) 435-5645
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                                   N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTOR.

     On September 20, 2001 Count Gottfried von Bismarck, Director, Vice President and Company Secretary resigned his positions with the Company by mutual consent. Count von Bismarck had held his positions since May 1999.
Count von Bismarck was remunerated pursuant to a consultancy agreement under which he was responsible for developing Telemonde's business relationships in German-speaking areas. This agreement was terminated by mutual consent with immediate effect, whereby Count von Bismarck waived his rights to any sums during the notice period and Telemonde has released the Count from providing any further consultancy services during the notice period. As Count von Bismarck is unable to act as an independent Director, by virtue of his previous consultancy, it was agreed that Count von Bismarck also resign his other positions.

     The Board of Telemonde wish to express their thanks for the services that Count von Bismarck has provided. The Board wishes Count von Bismarck well for the future and wish him success with other business interests that he is pursuing.

     The Board of Telemonde has appointed Matt Gould, the Company's General Counsel and an Executive Vice President to succeed Count von Bismarck as Telemonde's Company Secretary with immediate effect.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TELEMONDE, INC.

Dated:  September 26, 2001          By: /s/ Adam N. Bishop
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                                        Adam N. Bishop
                                        President & Chief Executive Officer